Exhibit 10.4

Base Cooperation Agreement

Contract No.: Mountain&Sea Base Cooperation Zi No. 20221020001

Party A: Hangzhou XiAn Industrial Co., Ltd.

Contact Person: Li Xinlu

Contact Number: +86-15158110123

Address for Service: Mountain&Sea 7F, Wenxin Book Building, No. 413 Gudun Road, Xihu District, Hangzhou

Party B: Anhui Mountain&Sea Healthy Industry Development Co., Ltd.

Contact Person: Zhang Hao

Contact Number: +86-18156380699

Address for Service: No. 888, Qimei Village, Shuidong Town, Xuanzhou District, Xuancheng City, Anhui Province

Pursuant to the provisions of the Civil Code and other relevant laws and regulations, to fully leverage the tourism resources of the Parties and promote the development of the leisure tourism industry, the Parties hereby agree to comply with the principles of equality, voluntariness, mutual benefit, and mutual interest. After thorough consultation, the Parties have reached an agreement on the following matters and enter into this Agreement to ensure mutual compliance.

I. Cooperation Content

1. The Parties agree to collaborate in areas such as room reservations, catering services, and conference reception to achieve mutual benefits.

2. Party A possesses a dedicated consumer group of members and a significant number of group consumers, while Party B has the capacity to accommodate a substantial number of guests and group receptions, meeting the consumption needs of Party A’s members and groups.

3. Party B commits to providing high-quality services to Party A’s members and consumer groups (hereinafter referred to as “Customers”) and will prominently display free advertising for “Mountain&Sea Health QinXinGu Resort” and “XiAn Health_QinXinGu_Resort” in its reception area (Party A assures that all promotional materials provided are accurate, legal, and free of any legal flaws or rights defects. If any complaints, litigation, or other claims for compensation arise due to the Party A providing inaccurate information, failing to update information in a timely manner, or infringement of any rights, Party A shall be solely responsible for such issues. If Party B suffers any losses as a result of the aforementioned circumstances, Party A shall compensate Party B for such losses).

4. Regarding the services provided to Party A’s customers at Party B’s facilities, the following incentives apply: the check-out time is extended from 12:00 PM the next day to 2:00 PM the same day; a 5% discount on catering services at Party B’s facilities (excluding seafood, tobacco, alcohol, and special-priced dishes); for other services such as transportation and tourist site visits requested by Party A’s customers, Party B shall actively assist and agree with the customers on the costs.

II. Cooperation Term

1. The cooperation term between the Parties shall be three (3) years, commencing on October 1, 2021, and expiring on September 30, 2024.

2. Within two months prior to the expiration of the cooperation period, Party A and Party B may negotiate whether to continue the cooperation upon the expiration of the cooperation period. If an agreement is reached through negotiation, a subsequent cooperation agreement shall be signed before the expiration of the current cooperation period. If no agreement is reached, this Agreement shall terminate upon the expiration of the cooperation period.

III. Cooperation Process

1. Party A shall make reservations with Party B for required reception services through online booking tools, and the order shall specify the type of reception, number of guests, check-in/check-out dates, standards for rooms and catering, and other service requirements; Party B’s confirmed booking number is 0563-3266666.

2. Upon receiving a booking from Party A, either by fax or online, Party B shall respond in writing within two (2) hours, or send a confirmation of the order online, including details such as type of reception, number of guests, check-in/check-out dates, standards for rooms and catering, payment method, and contact information.

3. During the cooperation period, Party B promises to offer discounts for Party A’s customers on rooms, catering, and conference services as specified in Annex 1 of this Agreement (Room Price Discount Details). Party B may not unilaterally increase prices for any reason during the cooperation period; otherwise, it shall assume the corresponding breach of contract liability and compensate Party A for any economic losses.

IV. Other Provisions

1. Party B shall ensure that the services provided to Party A’s customers conform to the standards confirmed by the Parties at the time of booking. If Party B’s service quality does not meet these standards, resulting in losses to Party A and its customers, Party B shall assume full compensation liability.

2. Party B shall ensure the safety of life and property of Party A’s customers in accordance with national laws and regulations. If losses to Party A and its customers occur due to Party B’s failure to fulfill its safety obligations, Party B shall assume full compensation liability.

3. If Party B’s actions prevent Party A’s customers from receiving services, Party A is entitled to compensation for the losses incurred by Party A and its customers, unless Party B arranges equivalent star-level or price-range hotel services for the customers with their consent.

4. If Party A’s customers are unable to receive services from Party B due to unforeseen circumstances, Party A shall notify Party B to cancel the order one day in advance during off-peak/shoulder/peak/super peak seasons. Party B shall promptly cancel the order. If Party A fails to notify Party B in time, Party B is entitled to claim compensation from Party A for the losses incurred.

5. If Party A encounters situations where rooms are booked out but available through a third-party phone service, Party A is entitled to unilaterally terminate this Agreement and claim compensation from Party B for the losses incurred by Party A and its customers due to this situation.

V. Settlement Method

The Parties have agreed to adopt the following second settlement method under this Agreement.

1. After Party A’s customers receive services from Party B, the room service consumption amount, once confirmed by the customers, shall be settled directly with Party A by Party B according to the discount measures stipulated in this Agreement, unless Party A provides special written instructions

2. The room service consumption amount confirmed by Party A’s customers shall be settled monthly with Party B. When Party A’s customers receive services from Party B, unless Party A provides special written instructions, the room charges shall be settled monthly between Party A and Party B. After the Parties confirm the accounts, Party B shall issue a special VAT invoice for the corresponding amount to Party A within three (3) days. Party A must pay the fees by the 15th of April. However, if Party B does not issue the corresponding VAT invoice, Party A has the right to withhold payment. From the date of signing this Agreement, Party A and its customers may accrue charges at Party B’s hotel. For services other than room services, unless Party A provides special written instructions, Party B shall settle directly with the customers according to the discount measures stipulated in this Agreement.

3. When Party A’s customers receive services from Party B, the room service charges confirmed by the customers shall be settled monthly between Party A and Party B, and payments shall be made semi-annually unless Party A provides special written instructions. For services other than room services, unless Party A provides special written instructions, Party B shall settle directly with the customers according to the discount measures stipulated in this Agreement.

4. When Party A’s customers receive services from Party B, the room service charges confirmed by the customers shall be paid by Party B to Party A. As Party A regularly rents rooms from Party B, therefore, Party A is not required to pay any fees to Party B. For services other than room services, unless Party A provides special written instructions, Party B shall settle directly with the customers according to the discount measures stipulated in this Agreement.

VI. Breach of Contract

1. If Party A fails to settle and pay the relevant fees as stipulated in this Agreement, and remains non-compliant seven (7) working days after Party B’s written notice, Party B is entitled to demand a liquidated damage from Party A, calculated daily at 0.02% of the unpaid amount.

2. During the cooperation period, if Party B violates the provisions of Paragraphs 1, 2 and 3 of Article 4 of this Agreement, it shall pay a liquidated damage to Party A amounting to 20% of the order amount.

3. The room rates under this Agreement are only applicable to internal promotions and offline customer promotions by Party A and may not be openly sold or sold through OTA channels. If such sales are discovered, Party B has the right to terminate this Agreement.

VII. Force Majeure

1. Force majeure refers to events that were unforeseeable at the time this Agreement was made, whose occurrence and consequences cannot be avoided or overcome. This includes, but is not limited to, natural disasters and social events such as earthquakes, floods, windstorms, heavy rain, droughts, lightning, fires, wars, serious disturbances, or acts of terror, and impacts of pandemics.

2. If one Party encounters force majeure, it shall immediately notify the other Party in writing via fax, express delivery, or other written means, and within thirty (30) days, provide detailed information about the force majeure and reasons for non-performance of this Agreement, supported by a notarized document issued by a notary public from the location where the force majeure occurred. If the performance of this Agreement is hindered by force majeure, neither Party shall be held responsible.

VIII. Dispute Resolution

1. For matters not covered in this Agreement, the Parties may negotiate and sign a supplementary agreement, which shall have the same legal effect as this Agreement.

2. The Parties shall faithfully fulfill this Agreement. Any disputes arising from this Agreement shall be resolved through negotiation; if negotiations fail, either Party may file a lawsuit in the People’s Court of the plaintiff’s location.

IX. Miscellaneous Provisions

1. The Annexes to this Agreement shall have the same legal effect as this Agreement. The texts and graphics filled in the blanks of this Agreement and its Annexes shall have the same effect as the printed text.

2. This Agreement and its Annexes shall be made in triplicate, with Party A holding two copies and Party B holding one copy, all having the same legal effect, and come into effect upon signing or sealing by the Parties.

(No further text follows)

Party A (Seal)

Hangzhou XiAn Industrial Co., Ltd.

Representative:

Date: [MM] [DD], [YYYY]

Party B (Seal)

Anhui Mountain&Sea Healthy Industry Development Co., Ltd.

Representative:

Date: [MM] [DD], [YYYY]

Annex of this Agreement

Annex 1:

Room Rate Discount Details

Room Type	Number of Rooms	Off-Peak (Sun-Thurs)	Peak (Fri-Sat)	Super Peak (Public Holidays)
Lanxin Jiulin Twin Room	190 rooms	RMB 200	RMB 200	RMB 300
Lanxin Jiulin Queen Room	35 rooms	RMB 200	RMB 200	RMB 300
Lanxin Jiulin Family Room	22 rooms	RMB 200	RMB 200	RMB 300
Lanxin Qiushan Twin Room	12 rooms	RMB 200	RMB 200	RMB 300
Lanxin Qiushan Queen Room	14 rooms	RMB 200	RMB 200	RMB 300

Notes:

1. All listed room types include breakfast for two. Mountain&Sea members enjoy a discount _ on dining.

2. Guests have complimentary access to the hotel gym and swimming pool.

3. Public holidays specifically refer to:

Labor Day (observed from one day prior to the official holiday),

National Day (observed from one day prior to the official holiday),

Spring Festival (observed from one day prior to the official holiday).

Annex 2: Party B’s Account Information

Name: Anhui Mountain&Sea Healthy Industry Development Co., Ltd.

Tax Identification Number: 91341802MA8N8BFM1K

Address: No. 888, Qimei Village, Shuidong Town, Xuanzhou District, Xuancheng City, Anhui Province

Tel.: 0563-3266666

Bank: Yicheng Wannan Rural Commercial Bank, Shuidong Branch

Account Number: 20010242273466600000019